Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement Nos. 333-88648, 333-114754, and 333-143378 on Form S-8, in Registration Statement Nos. 333-192397, 333-205108, 333-209416, 333-218912, 333-220131, and 333-223240 on Form S-8, and in Post-Effective Amendment No. 4 to Registration Statement No. 333-215915 on Form S-1 of our report dated October 8, 2020, relating to the consolidated financial statements of PURE Bioscience, Inc. appearing in this Annual Report on Form 10-K for the year ended July 31, 2020.

/s/ Weinberg & Company P.A

Los Angeles, California

October 8, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement Nos. 333-88648, 333-114754, and 333-143378 on Form S-8, in Registration Statement Nos. 333-192397, 333-205108, 333-209416, 333-218912, 333-220131, and 333-223240 on Form S-8, and in Post-Effective Amendment No. 4 to Registration Statement No. 333-215915 on Form S-1 of our report dated October 29, 2019 (which includes explanatory paragraphs related to the change in the method of accounting for revenue and the uncertainty of the Company’s ability to continue as a going concern) relating to the consolidated financial statements of PURE Bioscience, Inc., as of and for the year ended July 31, 2019, which report is included in this Annual Report on Form 10-K for the year ended July 31, 2020.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

October 8, 2020